EVEREN CAPITAL CORPORATION

                13 1/2% Junior Subordinated Debentures due 2007



                                 ____________

                                   INDENTURE
                                 ____________

                           Dated as of June 17, 1996









                             THE BANK OF NEW YORK
                                    Trustee


                             CROSS-REFERENCE TABLE*
Trust Indenture
Act Section                                                                   Indenture Section
- ---------------                                                               -----------------
 310(a)(1).....................................................................               7.10
 (a)(2)........................................................................               7.10
 (a)(3)........................................................................               N.A
 (a)(4)........................................................................               N.A
 (b)...........................................................................    7.08;7.10;11.02
 (c)...........................................................................               N.A
 311(a)........................................................................               7.11
 (b)...........................................................................               7.11
 (c)...........................................................................               N.A
 312(a)........................................................................               2.05
 (b)...........................................................................              11.03
 (c)...........................................................................              11.03
 313(a)........................................................................               7.06
 (b)(1)........................................................................               N.A
 (b)(2)........................................................................               7.06
 (c)...........................................................................         7.06;11.02
 (d)...........................................................................               7.06
 314(a)........................................................................         4.03;11.02
 (b)...........................................................................               N.A
 (c)(l)........................................................................              11.04
 (c)(2)........................................................................              11.04
 (c)(3)........................................................................               N.A
 (d)...........................................................................               N.A
 (e)...........................................................................              11.05
 (f)...........................................................................               N.A
 315(a)........................................................................            7.01(b)
 (b)...........................................................................         7.05;11.02
 (c)...........................................................................            7.01(a)
 (d)...........................................................................            7.01(c)
 (e)...........................................................................               6.11
 316(a)(last sentence).........................................................               2.09
 (a)(l)(A).....................................................................               6.05
 (a)(l)(B).....................................................................               6.04
 (a)(2)........................................................................               N.A
 (b)...........................................................................               6.07
 (c)...........................................................................               9.04
 317(a)(1).....................................................................               6.08
 (a)(2)........................................................................               6.09
 (b)...........................................................................               2.04
 318(a)........................................................................              11.01


N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------
                                                                           Page
                                                                           ----
   ARTICLE 1
                     DEFINITIONS AND INCORPORATION
                            BY REFERENCE......................................1

   SECTION 1.01      DEFINITIONS..............................................1
   SECTION 1.02      OTHER DEFINITIONS........................................9
   SECTION 1.03      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT........9
   SECTION 1.04      RULES OF CONSTRUCTION....................................9

   ARTICLE 2
                            THE DEBENTURES...................................10

   SECTION 2.01      FORM AND DATING.........................................10
   SECTION 2.02      EXECUTION AND AUTHENTICATION............................10
   SECTION 2.03      REGISTRAR AND PAYING AGENT..............................11
   SECTION 2.04      PAYING AGENT TO HOLD MONEY IN TRUST.....................12
   SECTION 2.05      HOLDER LIST.............................................12
   SECTION 2.06      TRANSFER AND EXCHANGE...................................12
   SECTION 2.07      REPLACEMENT DEBENTURES..................................13
   SECTION 2.08      OUTSTANDING DEBENTURES..................................14
   SECTION 2.09      TREASURY DEBENTURES.....................................14
   SECTION 2.10      TEMPORARY DEBENTURES....................................15
   SECTION 2.11      CANCELLATION............................................15
   SECTION 2.12      DEFAULTED INTEREST......................................15
   SECTION 2.13      CUSIP NUMBERS...........................................16

   ARTICLE 3
                            OPTIONAL REDEMPTION..............................16

   SECTION 3.01      NOTICES TO TRUSTEE......................................16
   SECTION 3.02      SELECTION OF DEBENTURES TO BE REDEEMED..................16
   SECTION 3.03      NOTICE TO HOLDERS.......................................17
   SECTION 3.04      EFFECT OF NOTICE OF REDEMPTION..........................18
   SECTION 3.05      DEPOSIT OF REDEMPTION PRICE.............................18
   SECTION 3.06      DEBENTURES REDEEMED IN PART.............................18
   SECTION 3.07      OPTIONAL REDEMPTION.....................................18

   ARTICLE 4
                            COVENANTS........................................19

   SECTION 4.01    PAYMENT OF DEBENTURES.............................................19
   SECTION 4.02    MAINTENANCE OF OFFICE OR AGENCY...................................19
   SECTION 4.03    SEC REPORTS; FINANCIAL STATEMENTS.................................20
   SECTION 4.04    COMPLIANCE CERTIFICATE............................................21
   SECTION 4.05    COMPLIANCE WITH LAWS, TAXES.......................................21
   SECTION 4.06    STAY, EXTENSION AND USURY LAWS....................................22
   SECTION 4.07    LIMITATIONS ON RESTRICTED PAYMENTS................................22
   SECTION 4.08    LIMITATIONS ON INDEBTEDNESS.......................................23
   SECTION 4.09    CHANGE OF CONTROL.................................................23
   SECTION 4.10    CORPORATE EXISTENCE...............................................25
   SECTION 4.11    CALCULATION OF ORIGINAL ISSUE DISCOUNT............................26
   SECTION 4.12    O.I.D. ALTERNATIVE................................................26

   ARTICLE 5
                              SUCCESSORS.............................................26

   SECTION 5.01    MERGER, CONSOLIDATION, OR SALE OF ASSETS..........................26
   SECTION 5.02    SUCCESSOR CORPORATION SUBSTITUTED.................................27

   ARTICLE 6
                              DEFAULTS AND REMEDIES..................................27

   SECTION 6.01    EVENTS OF DEFAULT.................................................27
   SECTION 6.02    ACCELERATION......................................................29
   SECTION 6.03    OTHER REMEDIES....................................................29
   SECTION 6.04    WAIVER OF PAST DEFAULTS...........................................29
   SECTION 6.05    CONTROL BY MAJORITY...............................................30
   SECTION 6.06    LIMITATIONS ON SUITS..............................................30
   SECTION 6.07    RIGHTS OF HOLDERS TO RECEIVE PAYMENT..............................30
   SECTION 6.08    COLLECTION SUIT BY TRUSTEE........................................31
   SECTION 6.09    TRUSTEE MAY FILE PROOFS OF CLAIM..................................31
   SECTION 6.10    PRIORITIES........................................................32
   SECTION 6.11    UNDERTAKING FOR COSTS.............................................32

   ARTICLE 7
                              TRUSTEE................................................32

   SECTION 7.01    DUTIES OF TRUSTEE.................................................32
   SECTION 7.02    RIGHTS OF TRUSTEE.................................................34
   SECTION 7.03    INDIVIDUAL RIGHTS OF TRUSTEE......................................35
   SECTION 7.04    TRUSTEE'S DISCLAIMER..............................................35
   SECTION 7.05    NOTICE OF DEFAULTS................................................35
   SECTION 7.06    REPORTS BY TRUSTEE TO HOLDERS.....................................36
   SECTION 7.07    COMPENSATION AND INDEMNITY........................................36
   SECTION 7.08    REPLACEMENT OF TRUSTEE............................................37
   SECTION 7.09    SUCCESSOR TRUSTEE BY MERGER, ETC..................................38


   SECTION 7.10      ELIGIBILITY; DISQUALIFICATION...................... 38
   SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.. 39
   SECTION 7.12      MONEY HELD IN TRUST................................ 39

   ARTICLE 8
           LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................... 39

   SECTION 8.01      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                       DEFEASANCE....................................... 39
   SECTION 8.02      LEGAL DEFEASANCE AND DISCHARGE..................... 39
   SECTION 8.03      COVENANT DEFEASANCE................................ 40
   SECTION 8.04      CONDITIONS TO LEGAL OR COVENANT DEFEASANCE......... 40
   SECTION 8.05      DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE
                       HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.... 42
   SECTION 8.06      REPAYMENT TO COMPANY............................... 43
   SECTION 8.07      REINSTATEMENT...................................... 43

   ARTICLE 9
                             AMENDMENTS................................. 43

   SECTION 9.01      WITHOUT CONSENT OF HOLDERS......................... 43
   SECTION 9.02      WITH CONSENT OF HOLDERS............................ 44
   SECTION 9.03      COMPLIANCE WITH TRUST INDENTURE ACT................ 46
   SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS.................. 46
   SECTION 9.05      NOTATION ON OR EXCHANGE OF DEBENTURES.............. 47
   SECTION 9.06      TRUSTEE TO SIGN AMENDMENTS, ETC.................... 47

   ARTICLE 10
                            SUBORDINATION............................... 47

   SECTION 10.01     AGREEMENT TO SUBORDINATE........................... 47
   SECTION 10.02     CERTAIN DEFINITIONS................................ 48
   SECTION 10.03     LIQUIDATION; DISSOLUTION; BANKRUPTCY............... 48
   SECTION 10.04     DEFAULT ON SENIOR DEBT............................. 49
   SECTION 10.05     ACCELERATION OF DEBENTURES......................... 50
   SECTION 10.06     WHEN DISTRIBUTION MUST BE PAID OVER................ 50
   SECTION 10.07     NOTICE BY COMPANY.................................. 52
   SECTION 10.08     SUBROGATION........................................ 52
   SECTION 10.09     RELATIVE RIGHTS.................................... 53
   SECTION 10.10     SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY....... 53
   SECTION 10.11     DISTRIBUTION OR NOTICE TO REPRESENTATIVE........... 54
   SECTION 10.12     RIGHTS OF TRUSTEE AND PAYING AGENT................. 54
   SECTION 10.13     AUTHORIZATION TO EFFECT SUBORDINATION.............. 55

   ARTICLE 11


                            MISCELLANEOUS............................... 55

   SECTION 11.01     TRUST INDENTURE ACT CONTROLS....................... 55
   SECTION 11.02     NOTICES............................................ 55
   SECTION 11.03     COMMUNICATION BY HOLDERS WITH OTHER HOLDERS........ 57
   SECTION 11.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT  57
   SECTION 11.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION...... 57
   SECTION 11.06     RULES BY TRUSTEE AND AGENTS........................ 58
   SECTION 11.07     NO RECOURSE AGAINST OTHERS......................... 58
   SECTION 11.08     GOVERNING LAW...................................... 58
   SECTION 11.09     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS...... 58
   SECTION 11.10     SUCCESSORS......................................... 58
   SECTION 11.11     SEVERABILITY....................................... 58
   SECTION 11.12     COUNTERPART ORIGINALS.............................. 59
   SECTION 11.13     TRUSTEE AS PAYING AGENT AND REGISTRAR.............. 59
   SECTION 11.14     TABLE OF CONTENTS, HEADINGS, ETC................... 59

SIGNATURES.............................................................. 60


Exhibit A    Form of Debentures.........................................A-1

     INDENTURE dated as of June 17, 1996 between EVEREN Capital Corporation, a Delaware corporation ("EVEREN"), and The Bank of New York (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of EVEREN's 13 1/2% Junior Subordinated Debentures due 2007 (the "Debentures"):


ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

     SECTION 1.01  DEFINITIONS

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting stock, by agreement or otherwise.

     "Agent" means any Registrar or Paying Agent.

     "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such debt security of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the board of directors of the Company or any authorized committee of the board of directors of the Company.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease of a Person that would at such time be required to be capitalized on a balance sheet of such person in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock including, without limitation, partnership interests.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (v) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above.

     "Cash Flow" means, for any Person for any period, the operating income before depreciation and amortization and corporate general and administrative expenses of such Person for such period.

     "Change of Control" means such time as (i) all or substantially all of the assets of the Company are sold as an entirety to any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act), (ii) the stockholders of the Company approve a plan of liquidation or dissolution or (iii) any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange
Act) other than the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan (the "ESOP") becomes, directly or indirectly, the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or otherwise), of greater than 50% of the total voting power entitled to vote in the election of directors, managers or trustees of the Company or such other Person surviving the transaction (other than the voting power to elect directors upon the (a) failure of the Company to pay dividends on any series of its Preferred Stock or (b) the occurrence of certain events described in the terms of any series of its preferred stock)).

     "Closing Date" means the date on which the Transactions were consummated.

     "Common Stock" means the Common Stock, $.01 par value, of the Company.

     "Company" means (i) EVEREN and (ii) any successor of EVEREN pursuant to
Article 5 hereof.

     "Consolidated Net Worth" means, for any Person, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to (a) any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash and the fair market value of any property received upon issuance of such preferred stock plus, without duplication, any increase in stockholders' equity attributable to such preferred stock and the amount of any Indebtedness of such Person that is canceled or forgiven upon issuance of such preferred stock, and (b) with respect to the Company, the Preferred Stock, each as determined on a consolidated basis, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Corporate Trust Office of the Trustee" shall be the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice to the Company.

     "Credit Agent" means The Bank of New York, in its capacity as agent for the lenders party to the Senior Credit Documents, and any successor to The Bank of New York in such capacity, and other agent under any other agreement constituting a Senior Credit Document.

     "Credit Agreement" means that certain term loan agreement, dated as of September 13, 1995, among EVEREN Securities Holdings, Inc. f/k/a Kemper Securities Holdings, Inc. ("ESHI"), the lenders party thereto and The Bank of New York, as agent.

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, whether pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to September 15, 2007.

     "Equity Interests" means Capital Stock or partnership interests or other equity participation units or warrants, options or other rights to acquire Capital Stock or partnership interests or other equity participation units (but excluding any debt security that is convertible into, or exchangeable for, any of the foregoing).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means all Indebtedness of the Company or its Subsidiaries (other than Indebtedness outstanding under the Senior Credit Documents) outstanding on the date of this Indenture.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are applicable to the circumstances as of, and are applicable, at any relevant date of determination; provided, however, that for purposes of determining compliance with Articles 4 and 5 hereof, GAAP shall mean such generally accepted accounting principles as in effect on June 30, 1995.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means a Person in whose name a Security is registered.

     "Indebtedness" of any Person means (i) indebtedness for borrowed money owed by such Person, (ii) notes payable and drafts accepted, in each case representing extensions of credit to such Person (including, without limitation, matured reimbursement obligations in respect of letters of credit), (iii) any obligation owed by such Person for all or any part of a deferred purchase price of property or services, (iv) indebtedness evidenced by a note or similar written instrument or liabilities secured by any lien existing on property owned or acquired by such Person or a Subsidiary thereof, whether or not the liability secured thereby shall have been assumed by such Person or any of its Subsidiaries, (v) all Capital Lease Obligations, (vi) all net obligations of such Person under Hedging Obligations, in each case, if and to the extent any of the foregoing Indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (vii) the maximum fixed repurchase price of Disqualified Stock issued by such Person, (viii) the liquidation preference of preferred stock issued by any Subsidiary of such Person and held by any Person other than the Company or one of its wholly owned Subsidiaries,
(ix) to the extent not otherwise included herein, the guarantee of items described in clauses (i), (ii), (iii), (iv), (v), (vi) and (x) hereof and (x) each amendment, modification, deferral, renewal, extension or refunding of any liability of the type referred to in clauses (i) through (ix) inclusive hereof; provided that Indebtedness shall not include any balance that constitutes a trade payable or an accrued liability in the ordinary course of business, including, without limitation, any liability for federal, state, local or other taxes, collateralized bank borrowings of the company's clearing subsidiary and obligations under repurchase agreements.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Interest Payment Date" has the meaning assigned to such term in the Debentures.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give any security interest in and any filing or other agreement to give any financing statement) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including, in the case of Indebtedness under the Senior Credit Documents, interest accruing subsequent to the filing of a petition for bankruptcy whether or not such interest is an allowed claim).

     "Officers" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Senior or Executive Vice President of the Company.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Company's Chief Executive Officer, Chief Financial Officer or Controller, that meets the requirements of Section 11.05 hereof.

     "Opinion of Counsel" means a written opinion prepared in accordance with
Section 11.05 hereof, from legal counsel who is acceptable to the Trustee. Such legal counsel may be an employee of or counsel to the Company or the Trustee or any other legal counsel.

     "Permitted Indebtedness" means, without duplication, all of the following Indebtedness incurred by the Company: (i) Indebtedness outstanding pursuant to the Senior Credit Documents in an aggregate amount outstanding at any one time not to exceed $30 million, (ii) Indebtedness under the Debentures, (iii) Existing Indebtedness, (iv) Indebtedness incurred by the Company in consideration for the repurchase of shares of Common Stock pursuant to "put options" required to be issued under Section 13.2 of the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan, (v) Indebtedness of the Company to a Wholly Owned Subsidiary, (vi) Indebtedness of a Wholly Owned Subsidiary and (vii) Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund the Indebtedness referred to in clauses (i) through (vi) above (the "Refinancing Indebtedness"), provided (a) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred in connection therewith) and (b) the Refinancing Indebtedness has an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced or refunded.

     "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

     "Preferred Stock" means, the Series A Exchangeable Preferred Stock, liquidation preference of $25.00 per share, of the Company.

     "Prospectus" means the Prospectus, dated September 13, 1995, relating to the offering of the Debentures.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Credit Documents" means (i) the Credit Agreement, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as any of the foregoing has been or may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto and any other agreement pursuant to which any of the Indebtedness, commitments, Obligations, costs, expenses, fees, reimbursements and other indemnities payable or owing thereunder may be refinanced, restructured, renewed, extended, refunded or increased, as any such other agreement may from time to time at the option of the parties thereto be amended, renewed, supplemented or otherwise modified; and (ii) after the Credit Agent has acknowledged in writing that the Credit Agreement or any facility thereunder (or portion thereof) in effect immediately prior to such acknowledgement has been terminated and all then outstanding Indebtedness and Obligations thereunder or with respect thereto have been repaid in full and discharged, any successors to or replacements of such Credit Agreement or facility thereunder (or portion thereof), as such successors or replacements may from time to time be amended, renewed, supplemented, modified or replaced.

     "Significant Subsidiary" means, with respect to the Company, any Subsidiary of the Company whose Cash Flow for any of the three fiscal years preceding any date of determination constituted 10% or more of the consolidated Cash Flow of the Company for such fiscal year.

     "Subsidiary" of a Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof

     "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified thereunder.

     "Transactions" means the transactions contemplated by the Transactions Agreement.

     "Transactions Agreement" means the Transaction Agreement, dated as of September 13, 1995, among Kemper Corporation, Kemper Financial Companies, Inc. and the Company.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture


     SECTION 1.02  OTHER DEFINITIONS


                                    Defined in
Term                                Section
- ----                                ----------

"Affiliate Transaction"                4.11
"Change of Control Date"               4.09
"Change of Control Offer"              4.09
"Change of Control Payment Date"       4.09
"Covenant Defeasance"                  8.03
"Event of Default"                     6.01
"Legal Defeasance"                     8.02
"Payment Agent"                        2.03
"Proceeding"                          10.03
"Registrar"                            2.03
"Representative"                      10.02
"Restricted Payments"                  4.07
"Senior Debt"                         10.02
"Successor"                            5.02

     SECTION 1.03  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Debentures;

     "indenture security holder" means a Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Debentures means the Company, any other obligor upon the Debentures or any successor obligor upon the Debentures.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     1.04  RULES OF CONSTRUCTION

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5) provisions apply to successive events and transactions; and

     (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time

ARTICLE 2
THE DEBENTURES

     2.01  FORM AND DATING

     The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A to this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be in denominations of $25.00 and integral multiples thereof; provided, however, that in connection with the original issuance of Debentures hereunder in exchange for shares of the Company's Preferred Stock, the Company may elect to pay any amount remaining after issuance of Debentures in denominations of $25.00 and/or integral multiples thereof, in cash or in additional Debentures in denominations of less than $25.00.

     The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     SECTION 2.02  EXECUTION AND AUTHENTICATION

     Two Officers shall sign the Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Debentures and may be in facsimile form.

     If an Officer whose signature is on a Debenture no longer holds that office at the time the Debenture is authenticated, the Debenture shall nevertheless be valid.

     A Debenture shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

     The Trustee shall authenticate Debentures for original issue up to the aggregate principal amount stated in paragraph 4 of the Debentures, upon a written order of the Company signed by two Officers to a Trust Officer of the Trustee. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

     In authenticating such Debentures and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive and shall be fully protected in relying upon:

     (a)  an executed supplemental indenture, if any;

     (b)  an Officer's Certificate delivered in accordance with Section 11.04;
and

     (c)  an Opinion of Counsel delivered in accordance with Section 11.05.

     The Trustee shall have the right to decline to authenticate and deliver any Debentures under this Section if the Trustee, being advised by counsel, deter-mines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authen-tication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     SECTION 2.03  REGISTRAR AND PAYING AGENT

     The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any coregistrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

     SECTION 2.04  PAYING AGENT TO HOLD MONEY IN TRUST

     The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal or interest on the Debentures, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Debentures.

     SECTION 2.05  HOLDER LIST

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and, at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA (S) 312(a).

     SECTION 2.06  TRANSFER AND EXCHANGE

     (a) Transfer and Exchange of Debentures. When Debentures are presented by a Holder to the Registrar with a request to either (x) register the transfer of such Debentures or (y) exchange such Debentures for an equal principal amount of Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Debentures presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing;

     (b) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall from time to time execute and the Trustee shall authenticate Debentures at the Company's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer or exchange of any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

          (iv)   The Company shall not be required:

     (A) to issue, to register the transfer of or to exchange Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

     (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part; or

     (C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding interest payment date.

          (v) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debenture, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

          (vi) The Trustee shall authenticate Debentures in accordance with the provisions of Section 2.02 hereof.

     SECTION 2.07  REPLACEMENT DEBENTURES

     If any mutilated Debenture is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Debenture is replaced. The Company may charge for its expenses in replacing a Debenture.

     Every replacement Debenture is an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

     SECTION 2.08  OUTSTANDING DEBENTURES

     The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

     If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

     If the principal amount of any Debenture is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of them) holds, on a redemption date, repurchase date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

     Except as set forth in Section 2.09 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate holds the Debenture.

     SECTION 2.09  TREASURY DEBENTURES

     In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures which a Trustee knows are so owned shall be so disregarded.

     SECTION 2.10  TEMPORARY DEBENTURES

     Until definitive Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures upon a written order of the Company signed by two Officers and delivered or caused to be delivered to a Trust Officer. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Company considers appropriate for temporary Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

     Holders of temporary Debentures shall be entitled to all benefits of this Indenture.

     SECTION 2.11  CANCELLATION

     The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation, and the Company shall, by a written order, signed by two Officers, direct that cancelled Debentures be returned to it. The Company may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

     SECTION 2.12  DEFAULTED INTEREST

     If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the-related payment date and the amount of such interest to be paid.

     SECTION 2.13  CUSIP NUMBERS

     The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers.


ARTICLE 3
OPTIONAL REDEMPTION

     SECTION 3.01  NOTICES TO TRUSTEE

     If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate stating that such redemption shall occur pursuant to
Section 3.07 hereof and stating the redemption date, the principal amount of Debentures to be redeemed and the redemption price.

     SECTION 3.02  SELECTION OF DEBENTURES TO BE REDEEMED

     If less than all of the Debentures are to be redeemed at any time, selection of the Debentures will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which Debentures are listed or, if the Debentures are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided that no Debentures in denominations of $25.00 or less shall be redeemed in part. The Trustee may select for redemption any portion (equal to $25.00 or any integral multiple thereof) of the principal of Debentures that have denominations larger than $25,00, except that if all of the Debentures of a Holder are redeemed, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $25.00, will be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

     The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. The particular Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Debentures not previously called for redemption.

     SECTION 3.03  NOTICE TO HOLDERS

     (a) If the Company elects to redeem Debentures pursuant to Section 3.07 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail, or cause to be mailed, by first class mail a notice to each Holder whose Debentures are to be redeemed at its registered address.

     The notice shall identify the Debentures, including CUSIP numbers, if any, to be redeemed and shall state:

     (1)  the redemption date;

     (2)  the redemption price;

     (3) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date, upon cancellation of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued;

     (4)  the name and address of the Paying Agent;

     (5) that Debentures called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;

     (6) that, unless the Company defaults in making such redemption payment, interest on Debentures or portions of them called for redemption ceases to accrue on and after the redemption date;

     (7) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures are being called for redemption; and

     (8)  the aggregate principal amount of Debentures that are being redeemed.

     (b) At the Company's request, the Trustee shall give the notice required in Section 3.03(a) hereof in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a) hereof.

     SECTION 3.04  EFFECT OF NOTICE OF REDEMPTION

     Once notice of redemption is mailed in accordance with Section 3.03 hereof (after the Trustee has received the notice provided for in Section 3.01 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date and at the redemption price stated in such notice and shall cease to bear interest from and after the redemption date (unless the Company shall fail to make payment of the redemption price or accrued interest on the redemption date). Upon surrender to the Paying Agent, such Debentures shall be paid at the redemption price, and interest to the redemption date, but interest installments whose maturity is on or prior to the redemption date will be payable to the Holder of record at the close of business on the relevant record dates referred to in the Debentures. A notice of redemption may not be conditional.

     SECTION 3.05  DEPOSIT OF REDEMPTION PRICE

     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money (in next-day funds) sufficient to pay the redemption price of, and interest on, all Debentures to be redeemed on that date other than Debentures or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation at least 1 Business Day prior to the redemption date. The Trustee or the Paying Agent shall return to the Company any such money that is so deposited and that is not required for such purpose.

     If the Company complies with the preceding paragraph, interest on the Debentures or portions thereof to be redeemed, whether or not such Debentures are presented for payment, will cease to accrue on the applicable redemption date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal from the redemption date until such principal is paid and on any interest not paid on such unpaid principal, in each case, at the rate provided in the Debentures and in Section 4.01 hereof.

     SECTION 3.06  DEBENTURES REDEEMED IN PART

     Upon cancellation of a Debenture that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

     SECTION 3.07  OPTIONAL REDEMPTION

     The Debentures may be redeemed, at the option of the Company, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount) set forth in the table below, plus accrued and unpaid interest (including an amount equal to prorated interest from the most recent Interest Payment Date to the redemption date), if any, if redeemed during the 12-month periods beginning on September 15 indicated in the table below:


If Redeemed During The 12 Month Period Beginning             Percentage
                                                            ------------
September 15
- ------------
1995                                                             114%
1996                                                             112%
1997                                                             110%
1998                                                             108%
1999 and thereafter                                              100%

     Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4
COVENANTS

     SECTION 4.01  PAYMENT OF DEBENTURES

     The Company shall pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures. Principal and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on that date either (i) money deposited by the Company in immediately available funds designated for and sufficient to pay all principal and interest then due.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate per annum equal to the then applicable interest rate on the Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     SECTION 4.02  MAINTENANCE OF OFFICE OR AGENCY

     The Company shall maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or the Registrar) where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

     SECTION 4.03  SEC REPORTS; FINANCIAL STATEMENTS

     (a) The Company shall file with the Trustee and mail, or cause the Trustee to mail, copies to the Holders at their addresses appearing in the register of Debentures maintained by the Registrar, within 15 days after filing with the SEC, copies of all quarterly and annual financial reports and the information, documents and other reports (or copies of such portions of any of the foregoing that the SEC may by rules and regulations prescribe) which are required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file with the SEC for public availability a copy of all such information, documents and reports and shall promptly make such information, documents and reports available to investors who request them in writing. The Company shall also comply with the provisions of TIA (S) 314(a).

     (b) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of Debentures under this Section 4.03. The delivery of such reports, documents and information shall be at the sole expense of the Company.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 4.04  COMPLIANCE CERTIFICATE

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Debentures are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4 or 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Debentures are outstanding,
(i) deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto and (ii) promptly notify the Trustee of any Change of Control.

SECTION 4.05  COMPLIANCE WITH LAWS, TAXES

     The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

     The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings.

     SECTION 4.06  STAY, EXTENSION AND USURY LAWS

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the Company's obligation to pay the Debentures or comply with and perform its obligations under this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Debentures, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

     SECTION 4.07  LIMITATIONS ON RESTRICTED PAYMENTS

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Capital Stock (other than (a) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (b) dividends or distributions payable to the Company or any of its Subsidiaries) or (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries (other than any such Equity Interests owned by the Company or any of its Subsidiaries); provided, however, that the Company may repurchase shares of Common Stock pursuant to "put options" required to be issued under Section
13.2 of the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan (the foregoing actions set forth in clauses (i) and (ii) being referred to as "Restricted Payments"). Notwithstanding the foregoing, if at the time of a proposed Restricted Payment and immediately after giving effect thereto, (y) no Default or Event of Default shall have occurred and be continuing and (z) the Company shall not have failed to make a Change of Control Offer within 120 days after the Change of Control Date relating thereto, the Company shall be permitted to after September 15, 2000, pay dividends with respect to its Capital Stock in cash.

     SECTION 4.08  LIMITATIONS ON INDEBTEDNESS

     EVEREN Capital Corporation will not create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) other than Permitted Indebtedness.

     SECTION 4.09  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control (the time of such Change of Control being referred to herein as the "Change of Control Date"), the Company will notify the Holders in writing of such occurrence and will make an offer to purchase (as the same may be extended in accordance with applicable law, the "Change of Control Offer") all then outstanding Debentures at a price equal to the redemption prices specified under Section 3.07 on the Change of Control Date, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date. Prior to the Change of Control Payment Date (as defined below), the Company will either repay, or cause to be repaid, all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing all such outstanding Senior Debt, to permit the repurchase of the Debentures.

     Within 120 days following each Change of Control Date, the Company shall mail the Change of Control Offer to Holders, with a copy to the Trustee and Registrar, at their last registered address with a copy to the Trustee and the Paying Agent setting forth:

     (1) notice that a Change of Control has occurred and that each Holder of Debentures then outstanding has the right to require the Company to repurchase, for cash, such Holder's Debentures at a price equal to the then applicable optional redemption price of the Debentures plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date;

     (2) the fact that the Company has the right to redeem the Debentures at the specified redemption price and a statement as to whether the Company intends to exercise such right;

     (3) the purchase date, which shall be no earlier than 30 but no more than 60 days after the Change of Control Offer is mailed (the "Change of Control Payment Date");

     (4) a description of the Change of Control;

     (5) a description of the procedure to be followed by such Holder in order to have its Debentures repurchased, including that Holders electing to have any of their Debentures purchased pursuant to a Change of Control Offer will be required to surrender the Debentures, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

     (6) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, pro forma historical financial information after giving effect to such Change of Control, information regarding the Person or Persons acquiring control and such Person's or Persons' business plans going forward);

     (7) the type and maximum number of securities whose holders have the right to require the Company to repurchase such securities or which must otherwise be redeemed as a result of such Change of Control and the estimated maximum repurchase price of such securities (based on the then current market price of such securities as of a recent date prior to the commencement of the Change of Control Offer):

     (8) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debentures delivered for purchase, and a statement that such Holder is withdrawing his election to have such Debentures purchased; and

     (9) that Holders whose Debentures are being purchased only in part will be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered; provided that each Debenture purchased and each such new Debenture issued by the Company shall be in a principal amount of $25.00 or integral multiples thereof.

     Notwithstanding the foregoing, the Company will not be required to make or consummate a Change of Control Offer until it has either repaid, caused to be repaid or otherwise satisfied all Obligations under or in connection with the then outstanding Senior Credit Documents or obtained the requisite consents, if any, under all such outstanding Senior Credit Documents to permit the repurchase of Debentures pursuant to such Change of Control Offer.

     The Change of Control Offer shall be deemed to have commenced upon mailing of the notice described in this Section 4.09 and shall remain open until the fifth Business Day preceding the Change of Control Payment Date, unless a longer offering period is required by law. If the Change of Control Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date, any accrued interest will be paid to the person in whose name a Debenture is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Debentures pursuant to the Change of Control Offer.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Debentures or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee, the Debentures so accepted together with an Officers' Certificate stating the Debentures or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Debentures so accepted, payment in an amount equal to the purchase price for such Debentures, and the Trustee shall promptly authenticate and mail to such holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered; provided that each such new Debenture shall be in a principal amount of $25.00 or integral multiples thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to repurchase the Debentures as described above.

     SECTION 4.10  CORPORATE EXISTENCE

     Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and such Subsidiaries; provided that the Company will not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

     SECTION 4.11  CALCULATION OF ORIGINAL ISSUE DISCOUNT

     The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year.

     SECTION 4.12  O.I.D. ALTERNATIVE

     The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Notes relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.


     ARTICLE 5
     SUCCESSORS

     SECTION 5.01  MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

     (1) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any State thereof or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Debentures and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

     (3) immediately after such transaction no Default or Event of Default has occurred and is continuing;

     (4) the Company or the corporation formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, as applicable, has Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

     (5) the Company delivers to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel to the combined effect that such sale, assignment, transfer, lease, conveyance or other disposition and, if applicable, such supplemental indenture, comply with the terms of this Indenture and that all conditions precedent to such sale, assignment, transfer, lease, conveyance or other disposition have been satisfied.

     SECTION 5.02  SUCCESSOR CORPORATION SUBSTITUTED

     Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture or the Debentures in accordance with Section 5.01 hereof, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made (the "Successor") shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor had been named as the Company herein and the predecessor Company, in the case of a sale, lease, conveyance or other disposition or assignment, shall be released from all obligations under this Indenture and the Debentures.


     ARTICLE 6
     DEFAULTS AND REMEDIES

     SECTION 6.01  EVENTS OF DEFAULT

     An "Event of Default" occurs if:

     (1) a default in the payment when due of interest on the Debentures and such Default continues for a period of 30 days;

     (2) a default by the Company in the payment of principal with respect to any Debenture when the same becomes due and payable, whether at maturity, upon redemption or otherwise, whether or not such payment is prohibited by Article 10 hereof;

     (3) the failure by the Company to comply with any of its other agreements or covenants in, or provisions of, the Debentures or this Indenture and the Default continues for the period and after the notice specified below;

     (4) the occurrence of an event of default with respect to any Indebtedness of the Company or any of its Subsidiaries that (a) has caused the acceleration of such Indebtedness or (b) constitutes a default (beyond any applicable grace periods) in the payment of such Indebtedness at final maturity of such Indebtedness if such Indebtedness is not repaid within 60 days of such acceleration or default in payment;

     (5) the Company and any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

          (a) commences a voluntary case,

          (b) consents to the entry of an order for relief against it in an involuntary case,

          (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (d) makes a general assignment for the benefit of its creditors, or

          (e) the admission by the Company or any of its Significant Subsidiaries in writing of its inability to pay its debts as they become due; or

     (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (a) is for relief against the Company or any of its Significant Subsidiaries as debtor in an involuntary case,

          (b) appoints a Custodian of the Company or any of its Significant Subsidiaries or a Custodian for all or substantially all of the property of the Company, or any of its Significant Subsidiaries, or

          (c) orders the liquidation of the Company or any of its Significant Subsidiaries,

and the order or decree remains unstayed and in effect for 60 days.

     A Default under clause (3) above is not an Event of Default until the Trustee or the Holders of at least a majority in principal amount of the Debentures then outstanding notify the Company and the Trustee of the Default and such Default is not cured within 60 days of such notice. All notices of Default must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

     SECTION 6.02  ACCELERATION

     If an Event of Default occurs and is continuing (other than an Event of Default with respect to the Company specified in clause (5) or (6) of Section 6.01), the Trustee by notice to the Company or the Holders of at least a majority in principal amount of the Debentures then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders of the Debentures) may, and the Trustee at the request of such Holders must, declare all unpaid principal of, and interest on the Debentures to be due and payable immediately; provided, however, that so long as the Senior Credit Documents shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in clause
(5) or (6) of Section 6.01 with respect to the Company) any such acceleration shall not be effective until the earlier to occur of (a) five Business Days following delivery of a notice of such acceleration to the Credit Agent under the Senior Credit Documents and (b) the acceleration of any Indebtedness under the Senior Credit Documents. In case an Event of Default with respect to the Company specified in clause (5) or (6) of Section 6.01 hereof occurs, principal of and interest on the Debentures will become immediately due and payable without any declaration of acceleration.

     SECTION 6.03  OTHER REMEDIES

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest then due on the Debentures or to enforce the performance of any provision of the Debentures in this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     SECTION 6.04  WAIVER OF PAST DEFAULTS

     The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of Holders of all of the Debentures waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of principal of, or interest on any Debenture held by a non-consenting Holder.
Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 6.05  CONTROL BY MAJORITY

     The Holders of a majority in aggregate principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

     SECTION 6.06  LIMITATIONS ON SUITS

     A Holder may not pursue a remedy with respect to this Indenture or the Debentures unless:

     (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (2) the Holders of a majority in aggregate principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer to the Trustee an indemnity satisfactory to the Trustee against any loss, liability or expense (including, without limitation, fees of counsel);

     (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity; and

     (5) during such 30-day period the Holders of a majority in aggregate principal amount of the then outstanding Debentures do not give the Trustee a direction which is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 6.07  RIGHTS OF HOLDERS TO RECEIVE PAYMENT

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal of, and interest on its Debenture, on or after the respective due dates expressed in such Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     SECTION 6.08  COLLECTION SUIT BY TRUSTEE

     If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal and interest remaining unpaid on the Debentures, determined in accordance with Section 6.02 hereof and interest on overdue principal and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09  TRUSTEE MAY FILE PROOFS OF CLAIM

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Debentures may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10  PRIORITIES

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

     First:  to the Trustee for amounts due under Section 7.07 hereof;

     Second: to holders of Senior Debt to the extent required by Article 10 hereof;

     Third: subject to Article 10 hereof, to Holders for amounts due and unpaid on the Debentures for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and interest, respectively; and

     Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Article 6.

     SECTION 6.11  UNDERTAKING FOR COSTS

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.

                                   ARTICLE 7
                                    TRUSTEE

     SECTION 7.01  DUTIES OF TRUSTEE

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not, on their face, they appear to conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

          (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (e) of this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee is not obligated to perform any duty or exercise any right or power under this Indenture at the request of any Holder unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense (including, without limitation, fees of counsel).

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 7.02  RIGHTS OF TRUSTEE

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer.

     (f) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

     (i) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     SECTION 7.03  INDIVIDUAL RIGHTS OF TRUSTEE

     The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, if and to the extent required by the TIA, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

     SECTION 7.04  TRUSTEE'S DISCLAIMER

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures; it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement or recital herein or any statement in the Debentures other than its certificate of authentication.

     SECTION 7.05  NOTICE OF DEFAULTS

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs, or if later, within ten days after such Default or Event of Default becomes known to the Trustee unless such Default or Event of Default has been cured. Except in the case of a Default or Event of Default in payment of principal of, or interest on any Debenture or that resulted from a failure to comply with Section 4.09 hereof, the Trustee may withhold the notice if and so long as a committee of its Trust Officers determines in good faith that withholding the notice is in the interests of Holders. The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Trust Officer shall have actual knowledge thereof.

     The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of its becoming aware of any such Default or Event of Default. SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS Within 60 days after each September 13, beginning with the first September 13 to occur after the first issuance of the Debentures, and for so long as the Debentures remain outstanding, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Debentures are listed. The Company shall promptly notify the Trustee when the Debentures are listed on any stock exchange.

     SECTION 7.07  COMPENSATION AND INDEMNITY

     The Company shall pay to the Trustee such compensation as the Trustee and the Company shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law relating to compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify and hold harmless the Trustee and its directors, officers, employees and agents against any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) (including, without limitation, fees and expenses of counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture including, without limitation, costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of its powers and duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its negligence or bad faith.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures. Such Lien shall survive the satisfaction and discharge of the Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The provisions of this Section shall survive the termination of this Indenture.

     SECTION 7.08  REPLACEMENT OF TRUSTEE

     The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

     (1)  the Trustee fails to comply with Section 7.10 hereof;

     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (3) a Custodian or public officer takes charge of the Trustee or its property; or

     (4) the Trustee becomes incapable of acting.

Notwithstanding the foregoing, a resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

     SECTION 7.09  SUCCESSOR TRUSTEE BY MERGER, ETC.

     Subject to Section 7.10 hereof, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee. In case any Debentures have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation of such authenticating trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor trustee had itself authenticated such Debentures.

     SECTION 7.10  ELIGIBILITY; DISQUALIFICATION

     There shall at all times be a Trustee hereunder that shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state (or the District of Columbia) authority and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

     SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

     The Trustee is subject to TIA (S) 311(a), excluding therefrom any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

     SECTION 7.12  MONEY HELD IN TRUST
                   -------------------

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.


                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 8.01  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.
                   --------------------------------------------------------

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article 8.

     SECTION 8.02  LEGAL DEFEASANCE AND DISCHARGE
                   ------------------------------

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debentures to receive solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Debentures when such payments are due, (b) the Company's obligations with respect to such Debentures under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

      SECTION 8.03  COVENANT DEFEASANCE
                    -------------------

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, and 4.09 and 4.11 hereof with respect to the outstanding Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby.
In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(4) hereof and non-compliance with Sections 5.01(4) and (6) shall not constitute an Event of Default.

     SECTION 8.04  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.
                   ------------------------------------------

     The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Debentures:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest on the outstanding Debentures on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, or interest on the outstanding Debentures;

     (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Debentures pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(5) or 6.01(6) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

     (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     SECTION 8.05  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN
                   -------------------------------------------------------
TRUST; OTHER MISCELLANEOUS PROVISIONS.
- -------------------------------------

     Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent-required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section

8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 8.06  REPAYMENT TO COMPANY.
                   --------------------

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or interest on any Debenture and remaining unclaimed for two years after such principal and interest have become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 8.07  REINSTATEMENT.
                   -------------

     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or
8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                                  AMENDMENTS

     SECTION 9.01  WITHOUT CONSENT OF HOLDERS
                   --------------------------

     Without the consent of any Holder of Debentures, the Company and the Trustee may amend or supplement this Indenture or the Debentures:

     (1)  to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated Debentures;

     (3) to provide for the assumption of the Company's obligations to Holders in the case of a merger or consolidation pursuant to Article 5 hereof;

     (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder; or

     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA if required by law to be so qualified.

     Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company in the execution of any such amended or supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders of each Debenture affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture.

     SECTION 9.02  WITH CONSENT OF HOLDERS
                   -----------------------

     Except as provided below in this Section 9.02, this Indenture and the Debentures may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for Debentures).

     Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

     It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     Subject to Sections 6.04 and 6.07 hereof, any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or an exchange offer for Debentures). However, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Debenture held by a non-consenting Holder):

     (a) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Debenture or alter or waive any of the provisions with respect to the redemption or repurchase of the Debentures:

     (c) reduce the rate of or change the time for payment of interest, including default interest, on any Debenture;

     (d) waive a Default or Event of Default in the payment of principal of, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures and a waiver of the payment default that resulted from such acceleration);

     (e) make any Debenture payable in money other than that stated in such Debenture;

     (f) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions;

     (g) waive a redemption or repurchase payment with respect to any Debenture;

     (h)  make any change in this sentence of this Section 9.02; or

     (i) make any change in Article 10 that adversely affects the rights of any Holders.

     The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Debentures with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

     9.03  COMPLIANCE WITH TRUST INDENTURE ACT
           -----------------------------------

     Every amendment or supplement to this Indenture or the Debentures shall comply in form and substance with the TIA as then in effect.

     9.04  REVOCATION AND EFFECT OF CONSENTS
           ---------------------------------

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Debenture if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Debentures required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment, supplement or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (a) through
(i) of Section 9.02 hereof. In such case, the amendment, supplement or waiver shall bind each Holder of a Debenture who has consented to it and every subsequent Holder of a Debenture that evidences the same Indebtedness as the consenting Holder's Debenture.

     SECTION 9.05  NOTATION ON OR EXCHANGE OF DEBENTURES
                   -------------------------------------

     If an amendment, supplement or waiver changes the terms of a Debenture, the Trustee may require the Holder of the Debenture to deliver it to the Trustee. The Trustee may place an appropriate notation about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Debenture thereafter authenticated. Alternatively, if the Company or Trustee so determines, the Company in exchange for all the Debentures shall issue and the Trustee shall authenticate new Debentures that reflect the changed terms.

     Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.06  TRUSTEE TO SIGN AMENDMENTS, ETC.
                   --------------------------------

     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amended or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                  ARTICLE 10
                                 SUBORDINATION

     SECTION 10.01  AGREEMENT TO SUBORDINATE
                    ------------------------

     The Company agrees, and each Holder by accepting a Debenture agrees, that the Indebtedness evidenced by the Debenture is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (including all Obligations in respect thereof). The subordination provisions of this
Article 10 are made for the benefit of the holders of all Senior Debt (whether outstanding on the date hereof or issued hereafter), such holders of Senior Debt are made obligees under this Article 10 and such holders of Senior Debt or any of them may enforce the provisions of this Article 10.

     SECTION 10.02  CERTAIN DEFINITIONS
                    -------------------

     "Representative" means (i) with respect to the Senior Credit Documents, the Credit Agent and (ii) with respect to any other Senior Debt, the indenture trustee or other trustee, agent or representative for such Senior Debt.

     "Senior Debt" means (i) all Existing Indebtedness of the Company, (ii) Indebtedness of the Company pursuant to the Senior Credit Documents, (iii) all Indebtedness of the Company that is permitted to be incurred under this Indenture that is not by its terms subordinated to the Debentures, (iv) all Obligations of the Company with respect to the foregoing clauses (i), (ii) and
(iii), and (v) all (including all subsequent) renewals, extensions, amendments, refinancing, repurchases or redemptions, modifications, replacements or refundings thereof, in whole or in part (whether or not coincident therewith), that are permitted by this Indenture. Without limiting the generality of the foregoing, (a) "Senior Debt" shall include the principal of, and interest on all Obligations of every nature of the Company from time to time owed to the lenders under the Senior Credit Documents, including, without limitation, principal of and interest on, and all fees, expenses and other Obligations payable under the Senior Credit Documents and (b) in the case of Indebtedness under the Senior Credit Documents, "Senior Debt" shall include interest accruing thereon subsequent to the filing of a petition for bankruptcy, whether or not the claim for such interest is an allowed claim. Notwithstanding anything to the contrary in the foregoing, "Senior Debt" will not include (A) any Indebtedness between or among the Company and any of its Subsidiaries, (B) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of borrowings under the Senior Credit Documents or revolving credit borrowings), (C) any Indebtedness issued in violation of this Indenture or (D) any liability for federal, state, local or other taxes owed or owing by the Company or any Subsidiary of the Company.

     A distribution may consist of cash, securities or other property, by set-off or otherwise.

     SECTION 10.03  LIQUIDATION; DISSOLUTION; BANKRUPTCY
                    ------------------------------------


     Upon any payment or other distribution to creditors of the Company in any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company, its creditors, as such, or the Company's assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving any insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshalling of the assets or liabilities of the Company (any such event, a "Proceeding"):

     (1) holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations with respect to the Senior Debt (including, in the case of the Senior Credit Documents, any interest accruing subsequent to the filing of a petition for bankruptcy at the rate specified in the Senior Credit Documents, whether or not such interest is an allowed claim) before Holders shall be entitled to receive any payment of any Obligations with respect to the Debentures; and

     (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) of this Section 10.03) are paid in full in cash or Cash Equivalents, any payment or distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt, pro rata;

except that, in the case of clauses (1) and (2), Holders may receive securities that are subordinated to at least the same extent as the Debentures are subordinated to (y) Senior Debt and (z) any securities issued in exchange for Senior Debt.

     Upon the occurrence of any such Proceeding with respect to the Company, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities that are subordinated to at least the same extent as the Debentures are subordinated to
(y) Senior Debt and (z) any securities issued in exchange for Senior Debt), to which the Holders or the Trustee would be entitled except for the provisions of this Article 10 shall be paid by the Company, any custodian, receiver, trustee, assignee, liquidator or similar official or other Person making such payment or distribution, or by the Holders or by the Trustee if received by them (subject, in the case of the Trustee, to Section 10.12 of this Indenture), directly to the holders of the Company's Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by them) or their Representatives, as their interests may appear, for application to the payment of all outstanding Senior Debt until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to all other payments or distributions to, or provisions made for, holders of such Senior Debt.

     SECTION 10.04  DEFAULT ON SENIOR DEBT
                    ----------------------

     The Company may not make any payment or distribution of any kind or character to the Trustee or any Holder in respect of Obligations (other than in the case of the Trustee, fees, expenses and all other amounts payable pursuant to Section 7.07 hereof) with respect to the Debentures, and may not acquire from the Trustee or any Holder any Debentures for cash or property (other than securities that are subordinated to at least the same extent as the Debentures are subordinated to (i) Senior Debt and (ii) any securities issued in exchange for Senior Debt) until all principal and other Obligations with respect to the Senior Debt (including, in the case of the Senior Credit Documents, any interest accruing subsequent to the filing of a petition for bankruptcy at the rate specified in the Senior Credit Documents, whether or not such interest is an allowed claim) have been paid in full in cash or Cash Equivalents (a) if a default in payment of any principal or other Obligations with respect to such Senior Debt occurs and is continuing, (b) for a period of 180 days after the occurrence of a default (other than a payment default) in respect of such Senior Debt and for successive periods of 180 days if the default is continuing at the end of such 180-day period or another default (other than a payment default) in respect of such Senior Debt has occurred or (c) upon the maturity of any Senior Debt, until payment of all Obligations with respect to such Senior Debt (including, in the case of the Senior Credit Documents, any interest accruing subsequent to the filing of a petition for bankruptcy at the rate specified in the Senior Credit Documents, whether or not such interest is an allowed claim) that is then due and payable. In addition, upon the acceleration of the Debentures prior to their stated maturity, holders of Senior Debt must receive payment in full in cash or Cash Equivalents or in a manner satisfactory to the holders of such Senior Debt, before any payment may be made to Holders of the Debentures (other than securities that are subordinated to at least the same extent as the Debentures are subordinated to (y) Senior Debt and (z) any securities issued in exchange for Senior Debt).

     If any holder of Senior Debt is required by any court or otherwise to return to either the Company or the Trustee, or similar official acting in relation to the Company, any amount paid by the Company to such holder of Senior Debt, the provisions of this Section 10, to the extent theretofore discharged, shall be reinstated in full force and effect; provided, however, that any amounts paid pursuant to this Indenture to Holders of Debentures shall not be subject to disgorgement pursuant to the provisions of this paragraph.


     SECTION 10.05  ACCELERATION OF DEBENTURES
                    --------------------------

     If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify the Representatives of Senior Debt of such acceleration.

     SECTION 10.06  WHEN DISTRIBUTION MUST BE PAID OVER
                    -----------------------------------

     In the event that the Trustee or any Holder receives any payment of, or other distribution with respect to, any Obligations with respect to the Debentures (other than in the case of the Trustee, fees, expenses and all other amounts payable pursuant to Section 7.07 hereof and other than securities that are subordinated to at least the same extent as the Debentures are subordinated to (y) Senior Debt and (z) all securities issued in exchange for Senior Debt) at a time when such payment or distribution is prohibited by this
Article 10 (subject, in the case of the Trustee, to Section 10.12 of this Indenture), then and in such event such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt (pro rata as to each such holder on the basis of the amount of Senior Debt held by it) or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued (pro rata as to each such holder on the basis of the amount of Senior Debt held by it) for application to the payment of all Obligations due to the holders of Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in cash or Cash Equivalents in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     If a payment or distribution is made to the Trustee or any Holder (other than in the case of the Trustee, fees, expenses and all other amounts payable pursuant to Section 7.07 hereof and other than securities that are subordinated to at least the same extent as the Debentures are subordinated to (y) Senior Debt and (z) all securities issued in exchange for Senior Debt) (subject, in the case of the Trustee, to Section 10.12 of this Indenture), which payment or distribution is prohibited pursuant to this Article 10, the Trustee or such Holder who receives the distribution shall hold it in trust for the benefit of, and, upon written request, pay it over to, the holders of Senior Debt (pro rata as to each such holder on the basis of the amount of Senior Debt held by it), or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued (pro rata as to each such holder on the basis of the amount of Senior Debt held by it), for application to the payment of all Obligations due to the holders of Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in cash or Cash Equivalents in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, unless such payment or distribution is made as a result of the willful misconduct or negligence of the Trustee.

     Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Debentures, unless and until the Trustee shall have received written notice thereof at the address specified in Section 11.02 from the Company or a holder of Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose, the notice with respect to such money provided for in this Section 10.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

     SECTION 10.07  NOTICE BY COMPANY
                    -----------------

     The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Debentures to violate this Article 10, but failure to give such notice shall not affect the subordination of the Debentures to the Senior Debt provided in this Article 10 or the rights of the holders of Senior Debt under this Article 10.

     SECTION 10.08  SUBROGATION
                    -----------

     After all Obligations with respect to all Senior Debt are paid in full in cash or Cash Equivalents and until the Debentures are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness ranking pari passu with the Debentures) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. For the purposes of this Section 10.08, a distribution made under this
Article 10 to holders of Senior Debt which otherwise would have been made to Holders except for the provisions of this Article 10, and payments over pursuant to the provisions of this Article 10 to holders of Senior Debt by Holders or the Trustee, shall not, as between the Company and Holders, be deemed to be a payment by the Company in respect of Senior Debt.

     SECTION 10.09  RELATIVE RIGHTS
                    ---------------

     This Article 10 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

     (1) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, and interest on the Debentures in accordance with their terms;

     (2) affect the relative rights of the Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

     (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders and to enforce their rights under this Article 10.

     If the Company fails because of this Article 10 to pay principal of or interest on a Debenture on the due date, the failure is still a Default or Event of Default.

     SECTION 10.10  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY
                    --------------------------------------------

     No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Debentures as provided in this Article 10 shall be prejudiced or impaired by any act or failure to act by the Company or any holder of Senior Debt or by the Company's failure to comply with this Indenture or the Debentures or any other agreement regardless of any knowledge thereof which any holder of Senior Debt may have or be charged.

     Without in any way limiting this Section 10.10, the holders of any Senior Debt may, at any time and from time to time, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Debt, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify or supplement in any manner such Senior Debt or any instrument evidencing or guaranteeing or securing such Senior Debt or any agreement under which such Senior Debt is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending or altering, (1) the terms of such Senior Debt, (2) any security for, or any guarantee of, such Senior Debt, (3) any liability of any obligor on such Senior Debt (including any guarantor) or any liability issued in respect of such Senior Debt; (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Debt or any liability of any obligor thereon, to such holder, or any liability issued in respect thereof; (iii) settle or compromise any such Senior Debt or any other liability of any obligor of such Senior Debt to such holder or any security therefor or any liability issued in respect thereof in any matter or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Debt or any liability of any obligor to the holders of such Senior Debt or any liability issued in respect of such Senior Debt.

     SECTION 10.11  DISTRIBUTION OR NOTICE TO REPRESENTATIVE
                    ----------------------------------------

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative, if any.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

     SECTION 10.12  RIGHTS OF TRUSTEE AND PAYING AGENT
                    ----------------------------------

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise. Notwithstanding the provisions of this Article 10 or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Debentures unless it shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Debentures to violate this Article 10. Only the Company, a Representative or a holder of an issue of Senior Debt may give such notice. Subject to Section
7.01 hereof, the Trustee shall be entitled to rely on the provision to it of such written notice by a Person representing itself to be a holder of Senior Debt (or a trustee or fiduciary therefor). Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section
7.07 hereof. Except as set forth in the immediately preceding sentence, nothing in this Section 10.12 shall limit the rights of holders of Senior Debt to recover payments as contemplated by Section 10.06 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     SECTION 10.13  AUTHORIZATION TO EFFECT SUBORDINATION
                    -------------------------------------

     Each Holder of a Debenture by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee as its attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Debt, or any Representative, may file such a claim on behalf of Holders of the Debentures.


                                  ARTICLE 11
                                 MISCELLANEOUS

     SECTION 11.01  TRUST INDENTURE ACT CONTROLS
                    ----------------------------

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

     SECTION 11.02  NOTICES
                    -------

     Any notice or communication to the Company, the Trustee and the agent under the Credit Agreement is duly given if in writing and delivered in person or mailed by first-class mail

(registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the other's address:

     If to the Company:

          EVEREN Capital Corporation
          77 West Wacker Drive
          Chicago, Illinois  60601
          Attention:  General Counsel

     With a copy to:

          Simpson Thacher & Bartlett

          425 Lexington Avenue
          New York, New York 10017
          Attention:  Charles I. Cogut, Esq.
          Facsimile No.: (212) 455-2502

     If to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 21W
          New York, New York  10286
          Attention:  Corporate Trust Trustee Administration
          Facsimile:  (212) 815-5915

     If to the Credit Agent:

          The Bank of New York
          One Wall Street - 1st Floor
          New York, New York  10286
          Attention:  Alexander F. Duka, Assistant Treasurer
          Facsimile:  (212) 809-9566

          The Company, the Trustee and the Credit Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to the Holder's address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          SECTION 11.03  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 11.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

          SECTION 11.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA
(S) 314(e) and shall include:

          (1) a statement that the Person making such certificate or opinion has read and understands such covenant or condition:

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided that with respect to matters of fact Opinions of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 11.06  RULES BY TRUSTEE AND AGENTS

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 11.07  NO RECOURSE AGAINST OTHERS

          No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debentures waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.

          SECTION 11.08  GOVERNING LAW

          THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          SECTION 11.09  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 11.10  SUCCESSORS

          All agreements of the Company in this Indenture and the Debentures shall bind its successors.

          SECTION 11.11  SEVERABILITY

          In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.12  COUNTERPART ORIGINALS

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 11.13  TRUSTEE AS PAYING AGENT AND REGISTRAR

   The Company initially appoints the Trustee as Paying Agent and Registrar.

     SECTION 11.14  TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                  SIGNATURES

Dated as of June 17, 1996            EVEREN CAPITAL CORPORATION


(SEAL)
                                     By:_______________________________
                                        Name: Daniel D. Williams
                                        Title: Senior Executive Vice President,
                                        Chief Financial Officer, and Treasurer



Dated as of June 17, 1996            THE BANK OF NEW YORK,
                                            as Trustee


                                     By:_______________________________
                                        Name:
                                        Title:

                                   EXHIBIT A
                               (Face of Security)

                 13 1/2% JUNIOR SUBORDINATED DEBENTURE DUE 2007

No. R ____________                                     $______________
                                                     CUSIP No. 299761AA4



EVEREN CAPITAL CORPORATION promises to pay to


or registered assigns,
the principal sum of


                         Dollars on September 15, 2007

          Interest Payment Dates: March 15, June 15, September 15, and
                                  December 15.

          Record Dates: March 1, June 1, September 1, and December 1.

Dated:  ____________, ____


CERTIFICATE OF AUTHENTICATION
This is one of the Debentures
issued pursuant to the within-
mentioned Indenture.

THE BANK OF NEW YORK,             EVEREN            EVEREN CAPITAL CORPORATION
as Trustee                        CAPITAL
                                  CORPORATION
                                  (SEAL)            By:/s/James R. Boris
                                                       -------------------------
                                                       Chairman of the Board and
                                                       Chief Executive Officer

By
   Authorized Signature

                                                    By:/s/Janet L. Reali
                                                       -------------------------
                                                               Secretary

                               (Back of Security)

                 13 1/2% JUNIOR SUBORDINATED DEBENTURE DUE 2007

                                       of

                           EVEREN CAPITAL CORPORATION

     Capitalized terms used herein shall have the meanings ascribed to them in the Indenture unless otherwise indicated.

     1. INTEREST; LIQUIDATED DAMAGES. EVEREN CAPITAL CORPORATION, a Delaware corporation (the "Company"), promises to pay interest, in cash, on the principal amount of this Debenture at 13 1/2% per annum from the date of issuance until maturity. The Company will pay interest quarterly on March 15, June 15, September 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance; provided that if there is no existing Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate per annum equal to the then applicable interest rate on the Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Debentures (except defaulted interest), if any, to the Persons who are registered Holders of Debentures at the close of business on the March 1, June 1, September 1, or December 1, next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date. The Debentures will be payable as to principal and interest, in cash, at the office or agency of the Company maintained for such purpose within or without the City of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Debentures at their addresses set forth in the register of Holders of Debentures.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Debentures under an Indenture dated as of June 17, 1996 (the "Indenture") between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The

Debentures are general unsecured obligations of the Company limited to an aggregate principal amount equal to $32,153,950 million.

     5. SUBORDINATION. The Company's payment of the principal of, and interest on the Debentures is subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt (including all Obligations in respect thereof). Each Holder of Debentures by his acceptance hereof covenants and agrees that all payments of the principal of and interest on the Debentures by the Company shall be subordinated in accordance with the provisions of Article 10 of the Indenture, and each Holder accepts and agrees to be bound by such provisions.

     6. OPTIONAL REDEMPTION. The Debentures may be redeemed, at the option of the Company, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount) set forth in the table below, plus accrued and unpaid interest (including an amount equal to prorated interest from the most recent Interest Payment Date to the redemption date), if any, if redeemed during the 12-month periods beginning on September 15 indicated in the table below:

If Redeemed During The 12 Month Period Beginning September 15    Percentage
- -------------------------------------------------------------    ----------
1995..........................................................      114%
1996..........................................................      112%
1997..........................................................      110%
1998..........................................................      108%
1999 and thereafter...........................................      100%

     7.  MANDATORY OFFERS TO REPURCHASE.

     Following the occurrence of any Change of Control, the Company will be required to offer to purchase (as the same may be extended in accordance with applicable law, a "Change of Control Offer") all then outstanding Debentures at the purchase price specified in Section 6 on the Change of Control Date, plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"); in each case in accordance with and to the extent provided in the Indenture. Prior to the Change of Control Payment Date, the Company will either repay, or cause to be repaid, all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing all such outstanding Senior Debt, to permit the repurchase of the Debentures. The Change of Control Offer shall remain open until the fifth Business Day preceding the Change of Control Payment Date, unless a longer offering period is required by law. On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Debentures or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee, the Debentures so accepted together with an Officers' Certificate stating the Debentures or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Debentures so accepted payment in an amount equal to the purchase price for such Debentures tendered in the Change of Control Offer.

     Notwithstanding the foregoing, the Company will not be required to make or consummate a Change of Control Offer until it has either repaid, caused to be repaid or otherwise satisfied all Obligations under or in connection with the then outstanding Senior Credit Documents or obtained the requisite consents, if any, under such outstanding Senior Credit Documents to permit the repurchase of Debentures pursuant to such Change of Control Offer.

     A Holder of Debentures may tender or refrain from tendering all or any portion of his Debentures at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on this Debenture. Debentures tendered must be in integral multiples of $25, unless all of the Debentures held by a Holder are tendered.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before each redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in denominations of $25 and integral multiples of $25; provided, however, that in connection with the original issuance of Debentures hereunder in exchange for shares of the Company's Preferred Stock, the Company may elect to pay any amount remaining after issuance of Debentures in denominations of $25 and/or integral multiples thereof, in cash or in additional Debentures in denominations of less than $25. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part.
Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

     11. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented and any existing Default under, or compliance with any provision of, the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for Debentures). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Debentures to cure any ambiguity, defect or inconsistency; to provide for uncertificated Debentures; to provide for the assumption of the Company's obligations to Holders in the case of a merger or consolidation to comply with
Article 5 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder; or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, if required by law to be so qualified.

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Debenture held by a non-consenting Holder): (i) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Debenture or alter or waive any of the provisions with respect to the redemption or repurchase of Debentures; (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Debenture; (iv) waive a Default or Event of Default in the payment of the principal of or interest on the Debentures (except a rescission of acceleration of the Debentures by Holders of at least a majority in aggregate principal amount of the Debentures and a waiver of payment default that resulted from such acceleration); (v) make any Debenture payable in money other than that stated in such Debenture; (vi) make any change in Section 6.04 or 6.07 of the Indenture;
(vii) waive a redemption or repurchase payment with respect to any Debenture;
(viii) make any change in the last sentence of the fourth paragraph of Section
9.02 of the Indenture; or (ix) make any change in the subordination provisions of the Indenture that adversely affects the Holders.

     The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Debentures with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

     12. DEFAULTS AND REMEDIES. Events of Default include: a default in the payment when due of interest on the Debentures and such Default continues for a period 15 days; a default by the Company in the payment of principal of any Debenture when the same becomes due and payable, whether at maturity, upon redemption or otherwise, whether or not such payment is prohibited by the subordination provisions in the Indenture; the failure by the Company to comply with any of its other agreements or covenants in, or provisions of, the Debentures or the Indenture and the Default continues for the period and after the notice specified in Section 6.01 of the Indenture; the occurrence of an event of default with respect to any Indebtedness of the Company or any of its Subsidiaries that (a) has caused the acceleration of such Indebtedness or (b) constitutes a default (beyond any applicable grace periods) in the payment of such Indebtedness at final maturity of such Indebtedness if such Indebtedness is not repaid within 30 days of such acceleration or default in payment; or certain events of bankruptcy, insolvency or reorganization with respect to the Company or its Significant Subsidiaries. If an Event of Default occurs and is continuing (other than an Event of default arising from certain events of bankruptcy or insolvency with respect to the Company), the Trustee by notice to the Company or the Holders of at least a majority in principal amount of the Debentures then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders) may, and the Trustee at the request of the Holders must, declare all unpaid principal of and interest on the Debentures to be due and payable immediately; provided, however, that so long as the Senior Credit Documents shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company) any such acceleration shall not be effective until the earlier to occur of (a) five Business Days following delivery of a notice of such acceleration to the Credit Agent under the Senior Credit Documents and (b) the acceleration of any Indebtedness under the Senior Credit Documents. In case any Event of Default arising from certain events of bankruptcy or insolvency occurs with respect to the Company, all unpaid principal of and accrued interest, if any, on the Debentures will become due and payable immediately without any declaration of acceleration. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest or that resulted from a failure to comply with Section 4.09 of the Indenture) if and so long as a committee of its Trust Officers determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company, as such, shall have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

     15. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UGMA (= Uniform Gifts to Minors Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

       EVEREN Capital Corporation
       77 West Wacker Drive
       Chicago, Illinois  60601
       Attention:  Corporate Secretary

                                ASSIGNMENT FORM

     To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

                       (Insert assignee's soc. sec. or tax I.D. No.)
- ----------------------









                        (Print or type assignee's name, address and zip code)
- -----------------------

and irrevocably appoint                                      to transfer this
                        -------------------------------------
Debenture on the books of the Company. The agent may substitute another to act for him.

Date:
     --------------


                        Your Signature:
                                        ----------------------------------------
                                       (Sign exactly as your name appears on the face of this Debenture)


Signature Guarantee:

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Debenture purchased by the Company pursuant to Section 4.09 of the Indenture, check the box below:

                                 Section 4.09

     If you want to have only part of the Debenture purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:
$__________.

Date:
     --------------
                              Your Signature:
                                              ----------------------------------
                                              (Sign exactly as your name appears
                                               on the Debenture)

                              Tax Identification No.:

Signature Guarantee: